                                                                    EXHIBIT 99.1

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




ADVANTAGE OUTDOOR COMPANY, LP AND SUBSIDIARIES


Independent Auditors' Report                                                        F-2

Consolidated Balance Sheets as of December 31, 1999 and
     March 31, 2000 (unaudited)                                                     F-3

Consolidated Statements of Operations for the year ended
     December 31, 1999 and the three-months ended
     March 31, 2000 and 1999 (unaudited)                                            F-4

Consolidated Statement of Member's Equity for the
     year ended December 31, 1999                                                   F-5

Consolidated Statement of Cash Flows for the year ended December 31, 1999 and for the three months ended March 31,
     2000 and 1999 (unaudited)                                                      F-6

Notes to Consolidated Financial Statements                                          F-7

                          INDEPENDENT AUDITORS' REPORT


The Board of Managers
Advantage Outdoor Company, LP and subsidiaries:

We have audited the accompanying consolidated balance sheet of Advantage Outdoor Company, LP and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, member's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advantage Outdoor Company, LP and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended.

/s/ KPMG, LLP

Houston, Texas
March 3, 2000

                 ADVANTAGE OUTDOOR COMPANY, LP AND SUBSIDIARIES

                           Consolidated Balance Sheets



                                                            DECEMBER 31,      MARCH 31,
                                 Assets                        1999             2000
                                                           -------------    -------------
                                                                             (UNAUDITED)

Current assets:
    Cash and cash equivalents                              $     241,715          261,229
    Trade accounts receivable, net                             2,500,664        2,347,511
    Prepaid land leases and other current assets               1,123,189        1,217,379
                                                           -------------    -------------

                   Total current assets                        3,865,568        3,826,119

Property and equipment, net                                   49,849,432       49,561,963

Intangible assets, net                                        55,092,149       54,546,490

Other assets                                                     292,593          281,634
                                                           -------------    -------------

                   Total assets                            $ 109,099,742      108,216,206
                                                           =============    =============

                    LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
    Current maturities of long-term debt                   $   3,406,523        3,418,880
    Trade accounts payable                                       195,508          181,672
    Accrued expenses                                           1,655,148           87,853
    Deferred revenue and customer deposits                       289,304           69,527
    Other current liabilities                                  1,253,933        1,094,513
                                                           -------------    -------------

                   Total current liabilities                   6,800,416        4,852,445

Long-term debt, excluding current maturities                  69,800,617       72,527,387

Amounts payable under non-compete and holdback
    agreements, excluding current portion                      1,299,375        1,299,375
                                                           -------------    -------------

                   Total liabilities                          77,900,408       78,679,207

Commitments and contingencies

Member's equity:
    Member's capital                                          41,164,287       41,164,287
    Accumulated deficit                                       (9,964,953)     (11,627,288)
                                                           -------------    -------------

                   Total member's equity                      31,199,334       29,536,999
                                                           -------------    -------------

                   Total liabilities and member's equity   $ 109,099,742      108,216,206
                                                           =============    =============


See accompanying notes to consolidated financial statements.

                 ADVANTAGE OUTDOOR COMPANY, LP AND SUBSIDIARIES

                      Consolidated Statements of Operations



                                                                        THREE MONTHS ENDED
                                                    YEAR ENDED               MARCH 31,
                                                    DECEMBER 31,   ----------------------------
                                                       1999            1999            2000
                                                   ------------    ------------    ------------
                                                                           (UNAUDITED)


Net revenues                                       $ 18,444,769       3,687,781       5,334,853

Operating expenses:
    Direct advertising expenses                       5,740,983       1,132,957       1,664,774
    Selling, general and administrative expenses      2,767,049         827,770       1,199,831
    Depreciation and amortization                     7,390,545       1,333,906       2,270,993
                                                   ------------    ------------    ------------

          Total operating expenses                   15,898,577       3,294,633       5,135,598
                                                   ------------    ------------    ------------

          Operating income                            2,546,192         393,148         199,255

Other income (expense):
    Interest expense, net                            (5,657,513)       (928,253)     (1,785,048)
    Management fees and other                        (1,801,837)        (75,000)        (76,542)
                                                   ------------    ------------    ------------

          Net loss                                 $ (4,913,158)       (610,105)     (1,662,335)
                                                   ============    ============    ============



See accompanying notes to consolidated financial statements.

                 ADVANTAGE OUTDOOR COMPANY, LP AND SUBSIDIARIES

                    Consolidated Statement of Member's Equity

                          Year ended December 31, 1999


                                                                           TOTAL
                                             MEMBER'S    ACCUMULATED      MEMBER'S
                                             CAPITAL       DEFICIT         EQUITY
                                           -----------   -----------    -----------


Balances at December 31, 1998              $41,164,287    (5,051,795)    36,112,492

Net loss                                            --    (4,913,158)    (4,913,158)
                                           -----------   -----------    -----------

Balances at December 31, 1999              $41,164,287    (9,964,953)    31,199,334
                                           ===========   ===========    ===========



See accompanying notes to consolidated financial statements.

                 ADVANTAGE OUTDOOR COMPANY, LP AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows


                                                                                                           THREE MONTHS ENDED
                                                                                        YEAR ENDED              MARCH 31,
                                                                                       DECEMBER 31,   ----------------------------
                                                                                          1999            1999            2000
                                                                                      ------------    ------------    ------------
                                                                                                              (UNAUDITED)


Cash flows from operating activities:
    Net loss                                                                          $ (4,913,158)       (610,105)     (1,662,335)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
         Depreciation and amortization                                                   7,390,545       1,333,906       2,270,993
         Amortization of deferred loan costs                                               388,193          43,252         114,980
         Changes in assets and liabilities, net of assets
            acquired and liabilities assumed:
              Trade accounts receivable                                                   (857,530)       (308,709)         38,054
              Prepaid land leases and other assets                                        (112,734)       (286,907)       (299,636)
              Trade accounts payable                                                       (89,032)         34,026         201,437
              Accrued expenses and other current liabilities                               442,219        (160,699)     (2,862,243)
              Deferred revenue and customer deposits                                         5,841          48,597         (19,639)
                                                                                      ------------    ------------    ------------

                    Net cash provided by (used in) operating activities                  2,254,344          93,361      (2,218,389)
                                                                                      ------------    ------------    ------------

Cash flows from investing activities:
    Purchases of property and equipment                                                 (2,383,172)        (67,847)        (41,002)
    Cash paid for acquisitions, net of working capital acquired                        (28,554,884)     (4,287,185)       (460,222)
                                                                                      ------------    ------------    ------------

                    Net cash used in investing activities                              (30,938,056)     (4,355,032)       (501,224)
                                                                                      ------------    ------------    ------------

Cash flows from financing activities:
    Proceeds from borrowings                                                            29,950,000       4,150,000       2,744,000
    Repayments of borrowings                                                           (15,705,024)    (14,686,955)         (4,873)
    Payments of debt issuance costs                                                       (180,063)        (61,888)             --
                                                                                      ------------    ------------    ------------


                    Net cash provided by (used in) financing activities                 14,064,913     (10,598,843)      2,739,127
                                                                                      ------------    ------------    ------------

                    Net (decrease) increase in cash and cash equivalent                (14,618,799)    (14,860,514)         19,514

Cash and cash equivalents, beginning of period                                          14,860,514      14,860,514         241,715
                                                                                      ------------    ------------    ------------

Cash and cash equivalents, end of period                                              $    241,715              --         261,229
                                                                                      ============    ============    ============

Supplemental disclosure of cash flow information -
    cash paid during the period for interest                                          $  4,472,032         798,298       1,428,038
                                                                                      ============    ============    ============

Supplemental disclosure of noncash activities:
    Long-term debt assumed in connection with acquisitions                            $     27,039              --              --
                                                                                      ============    ============    ============
    Amounts payable under non-compete and holdback agreements
       incurred in connection with acquisitions                                       $  1,232,523         500,000              --
                                                                                      ============    ============    ============
    Debt issuance costs financed by long-term debt                                    $  1,350,000              --              --
                                                                                      ============    ============    ============




See accompanying notes to consolidated financial statements.

(1)    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       DESCRIPTION OF BUSINESS

       Advantage Outdoor Company, LP and subsidiaries, (collectively, the Company) currently own and operate approximately 5,100 billboard display faces in markets throughout Texas and in selected markets in Arkansas and Oklahoma.

       PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

       The consolidated financial statements include the financial statements of Advantage Outdoor Company, LP, and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents include demand deposits in financial institutions and investments with an original maturity of three months or less.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets which range from 2 to 15 years.

       INTANGIBLE ASSETS

       Intangible assets consist primarily of goodwill, noncompete agreements, deferred financing costs and organization costs.

       Goodwill represents the excess of acquisition costs over the fair value of net assets acquired and is amortized on a straight-line basis over 15 years. For the year ended December 31, 1999, the Company recorded $3,437,745 of amortization related to goodwill. Accumulated amortization of goodwill was $5,081,850 at December 31, 1999.

       In connection with certain acquisitions, the Company has entered into noncompete agreements with the previous owners of the acquired assets. Noncompete agreements are amortized over the life of the agreement, generally 2 to 10 years. Accumulated amortization related to noncompete agreements was $1,574,958 at December 31, 1999.

       Financing costs consist of deferred loan costs associated with various debt issuances and are amortized over the terms of the related debt using the interest method. Accumulated amortization relating to financing costs was $560,756 at December 31, 1999.

       IMPAIRMENT OF LONG-LIVED AND INTANGIBLE ASSETS

       The Company assesses the recoverability of long-lived and intangible assets by determining whether the depreciation or amortization of the assets' balances over their remaining lives can be recovered through undiscounted future operating cash flows of the acquired operations. The assessment of the recoverability of long-lived and intangible assets will be impacted if estimated future operating cash flows are not achieved.

       OTHER CURRENT LIABILITIES

       Other current liabilities consist primarily of the current portion of amounts payable under non-compete agreements and purchase price holdback amounts payable to the sellers of certain acquired assets (see note 2).

       REVENUE RECOGNITION

       The Company recognizes revenue from outdoor advertising, net of agency commissions, as advertising services are provided. Deferred revenue consists principally of advertising revenue received or billed in advance and is recognized in income as services are provided over the term of the contract.

       FEDERAL AND STATE TAXES

       As a limited partnership, the Company is taxed as a partnership for federal income tax purposes. Accordingly, any federal tax liability is the responsibility of the individual member. Texas franchise tax is assessed at the individual company level and is computed based on stated capital amounts. For the year ended December 31, 1999, Texas franchise tax amounted to $3,392 and is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

       USE OF ESTIMATES

       The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)    ACQUISITIONS

       During 1999, the Company made the following acquisitions, each of which has been accounted for using the purchase method. The accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. All acquisition costs have been allocated to assets acquired and liabilities assumed based on management's estimate of the fair value at the date acquired.

       On February 19, 1999, the Company acquired all of the outstanding common stock of Venture Outdoor Advertising, Inc., for a cash purchase price of $2,800,000. In addition to the purchase price, the sellers entered into a noncompete agreement totaling $500,000 to be paid out over five years in installments of $100,000 per year. The excess purchase price of $800,000 was allocated to goodwill and is being amortized over a 15-year period.

       On April 5, 1999, the Company acquired substantially all of the billboard structures and related assets of Big Country Bulletin, Inc. for a total purchase price of $5,100,000. Purchase price consideration consisted of $4,800,000 in cash and $300,000 in holdbacks payable to sellers. The excess purchase price of $1,700,000 was allocated to goodwill and is being amortized over a 15-year period.

       On September 1, 1999, the Company acquired substantially all of the billboard structures and related assets of Joe Rabensburg d/b/a Texas Displays for a total purchase price of $3,300,000. The excess purchase price of $1,500,000 was allocated to goodwill and is being amortized over a 15-year period.

       On September 9, 1999, the Company acquired substantially all of the billboard structures and related assets of South Bend Outdoor Advertising L.C. for a cash purchase price of $2,700,000. The excess purchase price of $1,900,000 was allocated to goodwill and is being amortized over a 15-year period.

       On November 4, 1999, the Company acquired substantially all of the billboard structures and related assets of Outdoor Network Media, Inc. for a total purchase price of $3,700,000. Purchase price consideration consisted of $3,500,000 in cash and $200,000 in holdbacks payable to sellers. The excess purchase price of $2,500,000 was allocated to goodwill and is being amortized over a 15-year period.

       During 1999, and in addition to the above, the Company purchased billboard structures and related assets in ten unrelated transactions for $8,900,000. Purchase price consideration consisted of $8,800,000 in cash, and $100,000 in holdbacks payable to sellers. Included in the cash purchase price were various noncompete agreements entered into by the sellers for periods ranging from 3 to 10 years. The aggregate excess purchase price of $4,900,000 was allocated to goodwill and is being amortized over a 15-year period.

       In connection with the 1999 acquisitions, the Company incurred and paid approximately $1,700,000 of various acquisition costs. These costs have been included as part of total consideration for these acquisitions and allocated to assets and liabilities of the respective acquisitions. In addition, the Company entered into noncompete agreements that provide for total payments of $500,000 over five-year periods. The Company has recorded a liability for these agreements at December 31, 1999 on the accompanying consolidated balance sheets.

       The following unaudited pro forma results for the year ended December 31, 1999, assume the above acquisitions occurred on January 1, 1999.


             Revenues                      $     20,762,526
             Net loss                            (5,495,857)

       This pro forma data does not purport to be indicative of the actual results that would have been achieved if these events actually occurred at the beginning of the period presented and is not intended to be a projection of future results.



                                      F-9
                                                                     (Continued)

(3)    PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1999 consist of the following:


           Billboard structures and land       $      53,565,597
           Vehicles and other equipment                1,001,833
           Buildings and improvements                    214,678
                                               -----------------
                                                      54,782,108
           Less accumulated depreciation               4,932,676
                                               -----------------

               Property and equipment, net     $      49,849,432
                                               =================

       On October 1, 1999, the Company entered into a nonmonetary transaction whereby the Company exchanged certain of its billboard structures and related assets with an unrelated third party in exchange for certain billboard structures and related assets owned by the third party.

(4)    LONG-TERM DEBT

       Long-term debt at December 31, 1999 consists of the following:


           Borrowing under a credit facility, as more fully
               described below (1999 Credit Facility)                                 $      72,400,000
           Notes payable to sellers, interest at rates ranging from
               8% to 10% payable annually, principal payments due
               in 2012 and 2014                                                                 807,140
                                                                                      -----------------

                    Total long-term debt                                                     73,207,140

           Less current maturities of long-term debt                                          3,406,523
                                                                                      -----------------

                    Long-term debt, excluding current
                        maturities                                                    $      69,800,617
                                                                                      =================

       The 1999 Credit Facility allows the Company to borrow up to a total of $100,000,000. At December 31, 1999, borrowings under the term loans were $62,400,000 and borrowings under the revolving loan were $10,000,000. Interest is at certain base rates, as defined, and was 9.19% with respect to $55,000,000 of borrowings and 9.69% with respect to $17,400,000 of borrowings at December 31, 1999. A fee of .75% per year is payable on any unused portion of the 1999 Credit Facility ($27,600,000 was unused at December 31, 1999). The 1999 Credit Facility is secured by substantially all of the Company's assets and provides for certain reporting and financial covenants. The Company was in compliance with these covenants at December 31, 1999.




                                      F-10
                                                                     (Continued)

                 ADVANTAGE OUTDOOR COMPANY, LP AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1999

       Long-term debt maturities as of December 31, 1999 are as follows:


            2000                                 $      3,406,523
            2001                                        4,708,184
            2002                                        6,961,074
            2003                                        8,089,207
            2004                                        9,217,609
         Thereafter                                    40,824,543
                                                 ----------------

                                                 $     73,207,140
                                                 ================

(5)    COMMITMENTS

       The Company is party to various operating leases for its office buildings and for sites upon which billboards are built. The leases expire at various dates and have varying options to renew and to cancel. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year:


                                                      AMOUNT
                                                 ----------------

            2000                                 $      1,895,679
            2001                                        1,704,319
            2002                                        1,540,460
            2003                                        1,328,497
            2004                                        1,150,886
         Thereafter                                     8,236,479
                                                 ----------------

                                                 $     15,856,320
                                                 ================

       Total rent expense under all operating leases for the period ended December 31, 1999 was $2,485,726.

(6)    SUBSEQUENT EVENT

       In March 2000, the Company signed a letter of intent to sell all of the issued and outstanding member's units of the Company.


                                      F-11